SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

AMENDED CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2021

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
401 East 34th Street, Suite #N27J, New York, NY 10016 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 22, 2021, the Board of Directors of Hammer Fiber Optics Holdings Corp. (“the Company”) held a special meeting of the Board of Directors to discuss the matter of renewal regarding the employment contract of Erik B. Levitt, President and Chief Executive Officer of the Company. The contract is due to expire on September 30th, 2021, with a requirement to provide a notice period of 90 days to Mr. Levitt regarding the Board’s decision to either terminate or extend under the existing terms. The Board unanimously voted not to renew the contract, with Mr. Levitt abstaining from the vote. The context for this decision by the Board of Directors is summarized in Item 8.01 hereunder.

Mr. Levitt’s employment as the Company’s Chief Executive under the agreement will terminate on September 30th, 2021. Mr. Levitt will continue in his role as a Director of the Company, as the Principal Financial Officer and as the CEO of the 1stPoint Communications and Endstream Communications subsidiaries, respectively, as further described in Item 8.01.

Item 8.01 OTHER EVENTS

Over the past 12 months, the management of Hammer Fiber Optics Holdings Corp. has focused on eliminating debt on the balance sheet of the company since the retraction by Verizon of the licensed spectrum within the 28GHz frequency where the Company designed and deployed innovative broadband technology to cater for its wireless broadband initiative. The cancellation of this license led to defaults on long term service contracts entered into that provided the backbone fiber connectivity to the tower infrastructure of the Company and as such, approximately $4M worth of liabilities were recorded on the balance sheet due to the acceleration of these contracts by the relevant service providers. Following intensive negotiation by the Company’s executive management, these liabilities have been settled in full and the associated liabilities have now been wiped off the balance sheet as recorded in the most recent Form 10-Q filings of the Company.

Senior management and the Board of Directors have over the past two years been reevaluating its future wireless broadband strategy and have been making meaningful strides into the rebuilding of its wireless assets and initiatives. The acquisition of the 1stPoint subsidiaries has made this possible and the deployment of wireless broadband services to regions such as Huntsville, Alabama is now well underway. Notwithstanding, the Directors of the Company have actively, over the past two years, researched opportunities that would materially increase shareholder value and as such, have come to the conclusion that the Company would need to implement a diversification strategy into related industry verticals. Since the establishment of the Company’s African broadband initiative which culminated in the incorporation of Hammer Wireless [SL] Ltd, it has become apparent the future success of this initiative would require the full payment for services rendered to broadband customers to be received largely in advance. Consequently, the idea of establishing a method of prepayment of services rendered to local African customers by their family members living abroad [commonly known as remittances] was strongly considered. To cater for this requirement, the Company has explored the idea of developing a FINTECH initiative, consequently providing the group an opportunity to further diversify its strategy.

The Company, being desirous of expanding its product offerings across a broader range of related market sectors, has considered entry into the Remittance market serving Africa as it has become extremely opportunistic, representing a market sector of approximately $58 Billion annually in remittance activity. To this end, The Company has entered into negotiation with various financial institutions and FINTECH product developers to create a product offering that would position the Company as a meaningful participant in this extremely lucrative market sector. The diversification strategy into a broader segment of related industry verticals such as cross border bill payment and money remittances and the on-going negotiations between the Board of the Company and that of International FINTECH developers and financial institutions, requires the restructuring of the role of the current management and Board of Directors.

Accordingly, the board has explored a strategy whereby the role of the Chief Executive Officer would reside within each active subsidiary or business vertical to make way for the addition of new acquisitions to the Company. Each potential acquisition will require the associated Chief Executive Officer to report to the Board of the Company independently and as such the current Chief Executive role at the parent level will be eliminated. To this end, the employment contract of Mr. Erik B. Levitt, the current Chief Executive Officer, will expire at the end of its three-year term as of September 30th, 2021, to enable the Board to prepare for its diversification strategy. Mr. Levitt will remain an active member of the Board of Directors and will participate in the restructuring initiative of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: June 28, 2021

/s/ Michael P. Cothill

By: Michael P. Cothill

Its: Chairman of the Board